As filed with the Securities and Exchange Commission on May 18, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
CBS Corporation
(Exact Name of Registrant as Specified in its Charter)
________________________

Delaware	04-2949533
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

51 West 52nd Street
New York, New York 10019
(212) 975-4321
(Address of Principal Executive Offices, including zip code)

________________________
CBS 401(k) Plan
(Full title of plan)

_________________________

Lawrence P. Tu
Senior Executive Vice President and Chief Legal Officer
CBS Corporation
51 West 52nd Street
New York, NY 10019
Telephone: (212) 975-4321
(Name, address, and telephone number, including area code, of agent for service)

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non–accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non–accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

__________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock, $0.001 par value per share	30,000,000	$59.48	$1,784,400,000	$207,347.28

(1)
This Registration Statement registers the issuance of up to 30,000,000 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), of CBS Corporation (the “Registrant”) available for issuance under the CBS 401(k) Plan, as amended (the "CBS 401(k) Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CBS 401(k) Plan.

(2)
Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average of the high and low prices of the Class B Common Stock on the New York Stock Exchange consolidated reporting system on May 12, 2015 and is estimated solely for purposes of calculating the registration fee.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 30,000,000 shares of Class B Common Stock of the Registrant in connection with the CBS 401(k) Plan. In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 8, 2002 (File No. 333-82422) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously filed registration statement are modified as set forth in this Registration Statement.
PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 13, 2015;

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015;

(c)	The Registrant's Current Report on Form 8-K, filed on January 12, 2015;

(d)	The Registrant’s Annual Report on Form 11-K for the CBS 401(k) Plan for the fiscal year ended December 31, 2013 filed on June 24, 2014; and

(e)
The description of the Class B Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A, filed on November 23, 2005, including all amendments or reports updating this description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement (excluding any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K, any furnished exhibit related to such information, and any other information that is furnished and not filed, unless specifically incorporated by reference in this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 5.    Interests of Named Experts and Counsel.
The validity of the issuance of the shares of Class B Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Angeline C. Straka, Esq., Executive Vice President, Deputy General Counsel and Secretary of the Registrant. As of May 18, 2015, Ms. Straka owned 40,411 shares of the Class B Common Stock and held 22,559 restricted stock units to be settled in the Registrant’s Class B Common Stock. As of May 18, 2015, Ms. Straka held 63,948 exercisable options and 40,395 non-exercisable options to purchase shares of the Class B Common Stock.

Item 6.    Indemnification of Officers and Directors.
The Registrant is incorporated in the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation (the “CBS Charter”) contains provisions that eliminate directors’ personal liability, in certain circumstances.

Pursuant to the CBS Charter and the Registrant’s Amended and Restated Bylaws (the “CBS Bylaws”), the Registrant shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee (including a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Registrant shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors of the Registrant authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

Pursuant to the CBS Charter and the CBS Bylaws, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the CBS Charter and the CBS Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Registrant is authorized to enter into an agreement with any director, officer or employee of the Registrant providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the Registrant, that arises by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct. The Registrant has entered into indemnification agreements with each of its directors, the form of which is filed as exhibit 10 to the Form 8-K filed by the Registrant on September 18, 2009 (File No. 001-09553) and is incorporated herein by reference.

The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the CBS Charter. The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

Item 8.    Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated herein by reference.

The Registrant has submitted the CBS 401(k) Plan to the Internal Revenue Service (“IRS”) in a timely manner for a determination as to the qualification of the CBS 401(k) Plan under Section 401(a) of the Code and will cause all changes required by the IRS to be made to maintain the qualification of the CBS 401(k) Plan.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of May, 2015.

CBS CORPORATION

By:	/s/ Angeline C. Straka
Name:	Angeline C. Straka
Title:	Executive Vice President, Deputy General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President and Chief Executive	May 18, 2015
Leslie Moonves	Officer and Director
(Principal Executive Officer)

/s/ Joseph R. Ianniello	Chief Operating Officer	May 18, 2015
Joseph R. Ianniello	(Principal Financial Officer)

/s/ Lawrence Liding	Executive Vice President, Controller and	May 18, 2015
Lawrence Liding	Chief Accounting Officer
(Principal Accounting Officer)

*	Executive Chairman of the Board and Founder	May 18, 2015
Sumner M. Redstone

*	Director	May 18, 2015
David R. Andelman

*	Director	May 18, 2015
Joseph A. Califano, Jr.

*	Director	May 18, 2015
William S. Cohen

*	Director	May 18, 2015
Gary L. Countryman

*	Director	May 18, 2015
Charles K. Gifford

*	Director	May 18, 2015
Leonard Goldberg

*	Director	May 18, 2015
Bruce S. Gordon

*	Director	May 18, 2015
Linda M. Griego

*	Director	May 18, 2015
Arnold Kopelson

*	Director	May 18, 2015
Doug Morris

*	Director	May 18, 2015
Shari Redstone

*	Director	May 18, 2015
Frederic V. Salerno

*By:	/s/ Angeline C. Straka
Angeline C. Straka
Attorney-in-fact for the Directors

CBS 401(k) PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of May, 2015.
CBS 401(k) PLAN

By:	/s/ Stephen D. Mirante
Name:	Stephen D. Mirante
Title:	Executive Vice President, Human Resources, CBS Corporation

EXHIBIT INDEX

Exhibit	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant effective December 31, 2005 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.2
Amended and Restated Bylaws of the Registrant effective December 11, 2014 (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K filed by the Registrant on December 17, 2014) (File No. 001-09553).

4.3*	CBS Corporation 401(k) Plan (as amended and restated as of January 1, 2014, as amended).

5*	Opinion of Angeline C. Straka, Esq. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Angeline C. Straka, Esq. (included in Exhibit 5).

24*	Powers of Attorney.

*	Filed herewith.